Exhibit 107
Calculation of Filing Fee Tables
S-3
Microchip Technology Incorporated (Issuer)
Atmel Corporation (Subsidiary Guarantor)
Microchip Holding Corporation (Subsidiary Guarantor)
Microchip Technology LLC (Subsidiary Guarantor)
Microsemi Corporation (Subsidiary Guarantor)
Microchip Storage Solutions LLC (Subsidiary Guarantor)
Silicon Storage Technology Inc. (Subsidiary Guarantor)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	4.900% Senior Notes due 2028 (1)	457(r)	1,000,000	$998.95	$998,950,000	0.00015310	$152,939.25

	Other	Guarantees of 4.900% Senior Notes due 2028 (3)	457(n)

Fees to be Paid	Debt	5.050% Senior Notes due 2030 (2)	457(r)	1,000,000	$999.22	$999,220,000	0.00015310	$152,980.58

	Other	Guarantees of 5.050% Senior Notes due 2030 (3)	457(n)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts:					$1,998,170,000		$305,919.83

	Total Fees Previously Paid:							$0.00

	Total Fee Offsets:							$0.00

	Net Fee Due:							$305,919.83
Offering Note

1
This registration fee table shall be deemed to update the “Calculation of Registration Fee” in the Company’s Registration Statement on Form
S-3
(File
No. 333-277512)
in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

2	See Offering Note 1

3	The Subsidiary Guarantors are subsidiaries of the Issuer and have guaranteed the 4.900% Senior Notes due 2028 and 5.050% Senior Notes due 2030 being issued.

Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 2,000,000. The maximum aggregate offering price of the securities to which the prospectus relates is $1,998,170,000. The prospectus is a final prospectus for the related offering.